Exhibit 21

MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

February 28, 2003

Subsidiaries Organized in Wisconsin	Subsidiaries Incorporated in Nevada

Derivion Corporation	M&I Custody of Nevada, Inc.
M&I Bank of Mayville	M&I Marshall & Ilsley Holdings, Inc.
M&I Marshall & Ilsley Bank	M&I Marshall & Ilsley Investment Corporation
M&I Brokerage Services, Inc.	M&I Marshall & Ilsley Investment II Corporation
M&I Community Development Corporation	M&I Portfolio Services, Inc.
M&I Dealer Finance, Inc.	M&I Servicing Corp.
M&I First National Leasing Corp.	M&I Zion Holdings, Inc.
M&I Insurance Services, Inc.	M&I Zion Investment Corporation
M&I Investment Management Corp.	M&I Zion Investment II Corporation
M&I Mortgage Corp.
M&I Support Services Corp.	Subsidiaries Incorporated in New Hampshire
Metavante Corporation
Metavante 401kservices, Inc.	Metavante International, Inc.
Richter-Schroeder Company, Inc.
Subsidiaries Incorporated in Vermont
Subsidiaries Incorporated in Arizona
M&I Mortgage Reinsurance Corporation
M&I Insurance Company of Arizona, Inc.
Subsidiaries Organized Under the Laws of the United States
Subsidiaries Organized in Delaware
M&I Bank FSB
M&I Capital Markets Group L.L.C.	Marshall & Ilsley Trust Company N.A
M&I Capital Trust A
M&I Dealer Auto Securitization, LLC	Subsidiaries Organized Under the Laws of Canada
M&I Northwoods I LLC
M&I Northwoods II LLC	Metavante Canada Corporation
M&I Northwoods III LLC
Subsidiaries Organized Under the Laws of the United Kingdom
Subsidiaries Organized in Illinois
Metavante Europe Limited
Southwest Bank

Subsidiaries Incorporated in Minnesota

Diversified Business Credit, Inc.
Diversified Real Estate Holdings, Inc.
Diversified Real Estate Holdings II, Inc.

Subsidiaries Organized in Missouri
Louisville Realty Company
RE Holding Company A
RE Holding Company B
RE Holding Company C
SWB Holdings, Inc.
SWB Real Estate Investment Trust
Southwest Bank of St. Louis